Exhibit 1(a)

                            UNDERWRITING AGREEMENT
                              (Debt Securities)

                                                                    ,  19

Johnson & Johnson
One Johnson & Johnson Plaza
New Brunswick, New Jersey  08933

Dear Sirs:

     We (the "Manager") understand that Johnson & Johnson, a New Jersey
corporation (the "Company"), proposes to issue and sell $        aggregate
principal amount of [title of securities] (the "Offered Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the underwriter or underwriters named below (such underwriter or underwriters being herein called the "Underwriters") agree to purchase, severally and not jointly, the principal amounts of the Offered
Securities set forth below opposite their names at     % of their principal
amount [plus accrued interest from            , 19   to the date of payment and
delivery]:

                        Principal                                     Principal
Name                     Amount                Name                     Amount
- ----                    ---------              ----                   ---------
                        $                                             $




                                                                      _________
                                                     Total:           $

     [The aggregate principal amount of Offered Securities to be purchased by the several Underwriters may be reduced by the aggregate principal amount of Offered Securities sold pursuant to delayed delivery contracts.]

     The Underwriters will pay for the Offered Securities (less any Offered Securities sold pursuant to delayed delivery contracts) upon delivery thereof at [location] at [time] on [date], or at such other time, not later than [date] as shall be designated by the Manager.

     The Offered Securities shall have the following terms:

     Maturity:
     Interest Rate:
     Redemption Provisions:
     Interest Payment Dates:
     [other terms]:

     [The commission to be paid to the Underwriters in respect of Offered Securities purchased pursuant to delayed delivery contracts arranged by the
Underwriters shall be    % of the principal amount thereof.]

     All the provisions contained in the document entitled Johnson & Johnson Underwriting Agreement Standard Provisions (Debt) dated August 3, 1987, a copy of which you have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein.

     Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below and returning the signed copy to us and in addition have an authorized officer send us no later than [date and time] by wire, telex, telefax or other written means, the following message:

          "We have entered into the Underwriting Agreement dated [date] relating to the Offered Securities referred to therein by signing a copy of the Underwriting Agreement and returning the same to you or depositing the same in the mail addressed to you."

                                        Very truly yours,

                                        [Name of Manager]
                                        Acting severally on behalf of
                                          itself and the other several
                                          Underwriters named above.


                                        By:___________________________________
                                           Name:
                                           Title:

Accepted:
JOHNSON & JOHNSON

By:____________________________
   Name:
   Title:

                               JOHNSON & JOHNSON

                             UNDERWRITING AGREEMENT
                           STANDARD PROVISIONS (DEBT)

                                 August 3, 1987

     From time to time, Johnson & Johnson, a New Jersey corporation (the "Company"), may enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "Underwriting Agreement"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this Agreement. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

                                       I.

     The Company proposes to issue debt securities (the "Securities") from time
to time pursuant to the provisions of the Indenture dated as of            ,
1987 between the Company and Harris Trust and Savings Bank, as Trustee. The Securities may have varying designations, maturities, rates and times of payment of interest, selling prices, redemption provisions, and other terms.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement including a prospectus relating to the Securities and will file with, or transmit by means reasonably calculated to result in filing with, the Commission a prospectus supplement specifically relating to the Offered Securities pursuant to Rule 424 under the Securities Act of 1933. The term Registration Statement means the registration statement as amended to the date of the Underwriting Agreement. The term Basic Prospectus means the prospectus included in the Registration Statement. The term Prospectus means the Basic Prospectus together with the prospectus supplement (other than a preliminary prospectus supplement) specifically relating to the Offered Securities (the "Prospectus Supplement"), as filed with, or transmitted by means reasonably calculated to result in filing with, the Commission pursuant to Rule
424. The term preliminary prospectus means a preliminary prospectus supplement specifically relating to the Offered Securities together with the Basic Prospectus. As used herein, the terms "Registration Statement", "Basic Prospectus", "Prospectus" and "preliminary prospectus" shall include in each case the material incorporated by reference therein.

     The term Underwriters' Securities means the Offered Securities to be purchased by the Underwriters pursuant to the Underwriting Agreement. The term Contract Securities means the Offered Securities, if any, to be purchased pursuant to the delayed delivery contracts referred to below.

                                      II.

     If the Prospectus provides for sales of Offered Securities pursuant to delayed delivery contracts, the Company hereby authorizes the Underwriters to solicit offers to purchase Contract Securities on the terms and subject to the conditions set forth in the Prospectus pursuant to delayed delivery contracts substantially in the form of Annex A hereto ("Delayed Delivery Contracts") with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are to be with institutional investors approved by the Company. On the Closing Date (as hereinafter defined), the Company will pay the Manager as compensation, for the accounts of the Underwriters, the commissions set forth in the Underwriting Agreement in respect of the principal amount of Contract Securities. The Underwriters will not have any responsibility in respect of the validity or the performance of the Delayed Delivery Contracts.

     If the Company executes and delivers Delayed Delivery Contracts with institutional investors, the Contract Securities shall be deducted from the Offered Securities to be purchased by the several Underwriters and the aggregate principal amount of Offered Securities to be purchased by each Underwriter shall be reduced pro rata in proportion to the principal amount of Offered Securities set forth opposite each Underwriter's name in the Underwriting Agreement, except to the extent that the Manager determines that such reduction shall be otherwise and so advises the Company.

                                      III.

     The Company is advised by the Manager that the Underwriters propose to make a public offering of the Underwriters' Securities as soon after this Agreement is entered into as in the Manager's judgment is advisable. The terms of the public offering of the Underwriters' Securities are set forth in the Prospectus.

                                      IV.

     Payment for the Underwriters' Securities shall be made by wire transfer or certified or official bank check or checks payable to the order of the Company in immediately available funds at the time and place set forth in the Underwriting Agreement, upon delivery to the Manager for the respective accounts of the several Underwriters of the Underwriters' Securities registered in such names and in such denominations as the Manager shall request in writing not less than two full business days prior to the date of the delivery. Herein, such payment for and delivery of the Underwriters' Securities are referred to as the Closing and the time and date thereof as the Closing Date.

                                       V.

     The several obligations of the Underwriters hereunder are subject to the following conditions:

          (a) no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission, and there shall have been no material adverse change in the condition of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement and the Prospectus; and the Manager shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the foregoing effect; such certificate shall also provide that the representations and warranties of the Company contained herein are true and correct as of the Closing Date; the officer signing such certificate may rely upon the best of his knowledge as to proceedings pending or threatened;

          (b) the Manager shall have received on the Closing Date an opinion of the General Counsel or an Assistant General Counsel of the Company, dated the Closing Date, to the effect set forth in Annex B hereto;

          (c) the Manager shall have received on the Closing Date an opinion of Cravath, Swaine & Moore, counsel for the Underwriters, dated the Closing Date, to the effect set forth in Annex C hereto; and

          (d) the Manager shall have received on the Closing Date, a comfort letter dated the Closing Date in the form described in Annex D hereto and in substance reasonably satisfactory to the Manager, from Coopers & Lybrand, independent public accountants.


                                      VI.

     In further consideration of the agreements of the Underwriters contained in this Agreement, the Company covenants as follows:

          (a) to furnish to the Manager without charge, one signed copy of the Registration Statement including exhibits thereto and documents incorporated by reference therein and to each other Underwriter a copy of the Registration Statement without exhibits but including documents incorporated by reference therein and, during the period mentioned in clause (c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as the

     Manager may reasonably request; the terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents filed by the Company with the Commission subsequent to the date of the Basic Prospectus, pursuant to the Securities Exchange Act of 1934, which are deemed to be incorporated by reference in the Prospectus;

          (b) before amending or supplementing the Registration Statement or the Prospectus with respect to the Offered Securities, to furnish the Manager a copy of each such proposed amendment or supplement;

          (c) if, during such period after the commencement of the public offering of the Offered Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith at its own expense, to amend or supplement the Prospectus and to furnish such amendment or supplement to the Underwriters and the dealers, in such quantities as shall be specified by the Manager, so as to correct such statement or omission or effect such compliance;

          (d) to qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Offered Securities for investment under the laws of such jurisdictions as the Manager may designate;

          (e) to make generally available to the Company's security holders as soon as practicable an earnings statement covering a 12-month period beginning after the date of the Underwriting Agreement, which shall satisfy the provisions of Section 11(a) of the Securities Act of 1933 and the applicable rules and regulations thereunder; and

          (f) during the period beginning on the date of the Underwriting Agreement and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company substantially similar to the Offered Securities without the prior written consent of the Manager, provided that this covenant shall terminate forthwith if the Closing does not take place by the latest date therefor set forth in the Underwriting Agreement.

                                      VII.

     The Company represents and warrants to each Underwriter that (i) each document filed or to be filed pursuant to the Securities Exchange Act of 1934 and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with such Act and the applicable rules and regulations thereunder, (ii) each part of the registration statement (including the documents incorporated by reference therein), when such part became effective under the Securities Act of 1933 (or, with respect to documents incorporated by reference therein, when filed pursuant to the Securities Exchange Act of 1934), did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) each preliminary prospectus filed pursuant to Rule 424 under the Securities Act of 1933 complied when so filed in all material respects with such Act and the applicable rules and regulations thereunder, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented will comply, in all material respects with the Securities Act of 1933 and the applicable rules and regulations thereunder and
(v) the Registration Statement and the Prospectus do not contain, and as amended or supplemented will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that these representations and warranties do not apply to statements or omissions in the Registration Statement, any preliminary prospectus or the Prospectus based upon and in conformity with information furnished to the Company in writing by any Underwriter expressly for use therein.

     The Company agrees to indemnify and hold harmless each Underwriter and each person who controls such Underwriter within the meaning of either Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (if used within the period set forth in clause (c) of Article VI hereof and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon and in conformity with information furnished in writing to the Company by any Underwriter expressly for use therein.

     Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person who controls the Company within the meaning of either
Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934 to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus.

     If any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding as they are incurred. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of Underwriters, such firm shall be designated in writing by the Manager. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

     If the indemnification provided for in this Article VII is unavailable to an indemnified party under the second or third paragraphs of this Article VII or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters in connection with the offering of the Offered Securities shall be deemed to be in the same proportions as the net proceeds from the offering of such Offered Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate public offering price of the Offered Securities. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Article VII were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amounts paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VII, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten and distributed to the public by such Underwriter were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Article VII are several, in proportion to the respective principal amounts of Offered Securities purchased by each of such Underwriters, and not joint.

     The indemnity and contribution agreements contained in this Article VII and the representations and warranties of the Company in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its directors or officers or any person controlling the Company and (iii) acceptance of and payment for any of the Offered Securities.

                                     VIII.

     If any one of more Underwriters shall fail to purchase and pay for any of the Offered Securities agreed to be purchased by such Underwriter or Underwriters and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Offered Securities set forth opposite their names in the Underwriting Agreement bears to the aggregate principal amount of Securities set forth opposite the name of all the remaining Underwriters) the Offered Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Offered Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in the Underwriting Agreement, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Offered Securities, and if such nondefaulting Underwriters do not purchase all the Offered Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Article VIII, the Closing Date shall be postponed for such period, not exceeding seven days, as the Manager shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

                                      IX.

     This Agreement shall be subject to termination in the absolute discretion of the Manager, by notice given to the Company, if prior to the Closing Date (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Manager, impracticable to market the Offered Securities.

                                       X.

     If this Agreement shall be terminated by the Underwriters or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement except pursuant to Article VIII hereof, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with the Offered Securities.

     This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                                                    Annex A
                                                                   (3 pages)

                           DELAYED DELIVERY CONTRACT

                                                                       19

Dear Sirs:

     The undersigned hereby agrees to purchase from Johnson & Johnson, a New Jersey corporation (the "Company"), and the Company agrees to sell to the undersigned

                              $...................

principal amount of the Company's [title of issue] (the "Securities"), offered
by the Company's Prospectus dated           , 19   and Prospectus Supplement
dated           , 19  , receipt of copies of which are hereby acknowledged, at a
purchase price of     % of the principal amount thereof [plus accrued interest]
and on the further terms and conditions set forth in this contract.

     The undersigned does not contemplate selling Securities prior to making payment therefor.

     The undersigned will purchase from the Company Securities in the principal amounts and on the delivery dates set forth below:

         Delivery                 Principal                  Plus Accrued
           Date                     Amount                  Interest From:
         --------                 ---------                 --------------
         ........                 $........                    ........
         ........                 $........                    ........
         ........                 $........                    ........

Each such date on which Securities are to be purchased hereunder is hereinafter referred to as a "Delivery Date".

     Payment for the Securities which the undersigned has agreed to purchase on each Delivery Date shall be made to the Company or its order by [wire transfer or] certified or official bank check in [immediately available] [New York
Clearing House] funds at the office of                                       ,
New York, New York, at [time] on the Delivery Date, upon delivery to the undersigned of the Securities to be purchased by the undersigned on the Delivery Date, in such denominations and registered in such names as the undersigned may designate by written (including telegraphic) communication addressed to the Company not less than five full business days prior to the Delivery Date.

     The obligation of the undersigned to take delivery of and make payment for the Securities on the Delivery Date shall be subject to the conditions that (1) the purchase of Securities to be made by the undersigned shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company shall have sold, and delivery shall have been made to the underwriters (the "Underwriters") named in the Prospectus Supplement referred to above of, such part of the Securities as is to be sold to them. Promptly after completion of sale and delivery to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

     Failure to take delivery of and make payment for Securities by any purchaser under any other Delayed Delivery Contract shall not relieve the undersigned of its obligations under this contract.

     This contract will inure to the benefit of and be binding upon the parties thereto and their respective successors, but will not be assignable by either party hereto without the prior written consent of the other.

     If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract, as of the date first above written, between the Company and the undersigned when such counterpart is so mailed or delivered.

     This contract shall be governed by and construed in accordance with the laws of the State of New York.

                                             Yours very truly,

                                             ............................
                                               (Purchaser)

                                             By..........................
                                                Name:
                                                Title:

                                             ............................

                                             ............................
                                               (Address)

Accepted:
JOHNSON & JOHNSON

By.......................
   Name:
   Title:

                 PURCHASER--PLEASE COMPLETE AT TIME OF SIGNING

     The name, telephone number and department of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed are as follows: (Please print).

                                  Telephone No.
         Name                (Including Area Code)                Department
         ----                ---------------------                ----------

      .............            .................                ..............

      .............            .................                ..............

      .............            .................                ..............

      .............            .................                ..............

                                                                    Annex B
                                                                   (4 pages)

                         Opinion of Counsel to Company

     The opinion of the [Assistant] General Counsel of the Company, to be delivered pursuant to Article V, clause (b) of the document dated August 3, 1987 and entitled Johnson & Johnson Underwriting Agreement Standard Provisions (Debt) shall be to the effect that:

          (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of New Jersey and is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property so requires, except where failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

          (ii) each significant subsidiary (as defined in Regulation S-X) of the Company (the "Subsidiaries") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property so requires, except where failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

          (iii) the Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company and has been duly qualified under the Trust Indenture Act of 1939, as amended;

          (iv) the Offered Securities have been duly authorized, and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement or by institutional investors, if any, pursuant to Delayed Delivery Contracts, will be valid and binding obligations of the Company and will be entitled to the benefits of the Indenture;

          (v) the Underwriting Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company in accordance with its terms, except as rights to indemnity thereunder may be limited by applicable law;

          (vi) to the best knowledge of such counsel, the Company and each of its Subsidiaries have all licenses, permits or other authorizations of governmental, regulatory or administrative agencies required to own their property and conduct their respective businesses as described in the Prospectus and which are material to the condition of the Company and its subsidiaries, taken as a whole;

          (vii) the Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company in accordance with their respective terms;

          (viii) the execution, delivery and performance of the Underwriting Agreement by the Company will not contravene any provision of applicable law known to such counsel or the certificate of incorporation or by-laws of the Company or any material agreement or other instrument binding upon the Company, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body or agency or court having jurisdiction over the Company or any of its Subsidiaries and no consent, approval or authorization of any governmental body or agency is required for the performance of the Underwriting Agreement by the Company, except such as are specified and have been obtained, and such as may be required under the securities or blue sky laws of the various states in connection with the purchase and distribution of the Offered Securities by the Underwriters;

          (ix) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries are subject which are required to be described in the Registration Statement or the Prospectus and are not so described or of any statute, regulation, contract or other document which is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required;

          (x) insofar as statements in the Prospectus constitute a summary of legal matters, documents or proceedings referred to therein, such statements fairly present the information called for with respect to such documents and proceedings;

     the statements as to matters of law contained in Item 15 of the Registration Statement and in the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 1986, incorporated by reference in the Prospectus, under the captions "Business--Patents and Trademarks", "Business-Regulation" and "Legal Proceedings" fairly present such matters referred to therein;

          (xi) the documents incorporated by reference in the Prospectus (other than the financial statements and schedules and the accuracy of other numbers contained or incorporated by reference therein, as to which counsel need express no opinion), when they were filed with the Securities and Exchange Commission, complied as to form in all material respects with the Securities and Exchange Act of 1934 and the applicable rules and regulations thereunder;

          (xii) the Registration Statement and the Prospectus as amended or supplemented (in each case other than the financial statements and schedules and the accuracy of other numbers contained or incorporated by reference therein, as to which such counsel need express no opinion), comply as to form in all material respects with the Securities Act of 1933 and the applicable rules and regulations thereunder; and

          (xiii) such counsel believes (A) that each part of the Registration Statement relating to the Securities (including the documents incorporated by reference therein), when such part became effective under the Securities Act of 1933 (or, with respect to documents incorporated by reference therein, when filed pursuant to the Securities Exchange Act of 1934), did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) that the Registration Statement and the Prospectus on the date of the Underwriting Agreement did not, and the Prospectus as amended or supplemented at the Closing Date does not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and schedules and the accuracy of other numbers contained or incorporated by reference therein).

     In rendering such opinions, such counsel may rely as to matters of fact, to the extent deemed proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

     With respect to subparagraphs (xi), (xii) and (xiii), such counsel may state that his opinion and belief is based upon his participation, or the participation of certain members of his staff, in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but, except as set forth in paragraph (x) hereof, is without independent check or verification except as otherwise specified.

                                                                   Annex C
                                                                  (2 pages)

                  Opinion of Cravath, Swaine & Moore, Counsel
                              for the Underwriters

     The opinion of Cravath, Swaine & Moore, counsel for the Underwriters, to be delivered pursuant to Article V, clause (c) of the document dated August 3, 1987 and entitled Johnson & Johnson Underwriting Agreement Standard Provisions (Debt) shall be to the effect that:

          (i) the Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company and has been duly qualified under the Trust Indenture Act of 1939, as amended;

          (ii) the Offered Securities have been duly authorized, and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement or by institutional investors pursuant to Delayed Delivery Contracts, will be valid and binding obligations of the Company and will be entitled to the benefits of the Indenture;

          (iii) the Underwriting Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company in accordance with its terms, except as rights to indemnity thereunder may be limited by applicable law; and

          (iv) the statements in the Prospectus under "Description of Debt Securities", "Description of Warrants", "Plan of Distribution" and "Underwriting", insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings.

     We are further of opinion that the Registration Statement and the Prospectus (except as to the financial statements and other financial data contained or incorporated therein by reference, as to which we do not express any opinion) comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder. In passing upon the form of the Registration Statement and the Prospectus, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company and take no responsibility therefor, except insofar as such statements relate to the description of the Offered Securities or relate to us. However, in the course of the preparation by the Company of the Registration Statement and the Prospectus (the documents incorporated therein by reference having previously been filed by the Company with the Commission), we participated in conferences with certain officers of, and counsel for, the Company with respect thereto, and our examination of the Registration Statement and the Prospectus and our discussions in such conferences did not disclose to us any information which gives us reason to believe that the Registration Statement (except as to the financial statements and other financial data contained or incorporated therein by reference, as to which we do not express any opinion), at the time the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (except as aforesaid), at the date hereof, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                                                    Annex D
                                                                   (3 pages)

                      Comfort Letter of Coopers & Lybrand

     The comfort letter of Coopers & Lybrand to be delivered pursuant to Article V, clause (d) of the document dated August 3, 1987 and entitled Johnson & Johnson Standard Provisions (Debt) shall confirm that they are independent accountants within the meaning of the Securities Act of 1933 (the "Act") and the Securities Exchange Act of 1934 (the "Exchange Act") and the respective applicable published rules and regulations thereunder and shall state in effect that:

          (i) in their opinion the audited consolidated financial statements and financial statement schedules included or incorporated by reference in the Registration Statement and the Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

          (ii) as a result of carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter, including a reading of the latest interim unaudited financial statements of the Company and its subsidiaries; a reading of the minutes of the meetings of the stockholders, directors and the Finance, Audit and Executive Committees of the Company and its "significant subsidiaries" (as defined in Rule 1-02 of Regulation S-X); and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to the date of the most recent audited consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus, nothing came to their attention which caused them to believe that:

               (1) any interim unaudited consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated by reference in quarterly reports on Form 10-Q under the Exchange Act; or such interim unaudited consolidated financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus;

               (2) with respect to the period subsequent to the date of the most recent consolidated financial statements (other than any capsule information), audited or unaudited, included or incorporated by reference in the Registration Statement and the Prospectus, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the long-term debt of the Company and its subsidiaries or capital stock of the Company or decreases in the stockholders' equity of the Company as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated by reference in the Registration Statement and the Prospectus, or for the period from the date of the most recent consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in consolidated total revenues, earnings before provision for taxes on income or net earnings of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Manager; or

               (3) the amounts included in any interim unaudited "capsule" information included or incorporated by reference in the Registration Statement and the Prospectus do not agree with the amounts set forth in the interim unaudited consolidated financial statements for the same periods, if available, or, if such financial statements are not available, in the unaudited schedules for the same periods prepared by the Company from which such amounts were derived, or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus;

          (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectus and in Exhibit 12 to the Registration Statement, including the information included or incorporated by reference in specified portions of Items 1, 2, 6, 7 and 11 of the Company's Annual Report on Form 10-K, incorporated by reference in the Registration Statement and the Prospectus, and the information included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q, incorporated by reference in the Registration Statement and the Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation; and

          (iv) if pro forma financial statements are included or incorporated by reference in the Registration Statement and the Prospectus, on the basis of a reading of the unaudited pro forma financial statements, carrying out certain specified procedures, inquiries of certain officials of the Company and the acquired company who have responsibility for financial and accounting matters, and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

     Reference to the Registration Statement and the Prospectus in this Annex D are to such documents as amended and supplemented at the date of the letter.